Exhibit 10.19
ROSENTHAL & ROSENTHAL, INC.
1370 Broadway
New York, NY 10018

November 2, 2018

Zoom Telephonics, Inc.
99 High Street, 28th Fl Boston, MA 02011

Ladies and Gentlemen:

Reference is made to the Financing Agreement entered into between us dated December 18, 2012, as amended and/or supplemented (the "Financing Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Financing Agreement.

This will confirm that, effective the date hereof, the Financing Agreement is hereby amended as follows:

1.
Section 1.22 is amended and restated in its entirety so as to read as follows:

"1.22. "Margin" shall mean one and one quarter percent (1.25%) per annum."

2.
Section 3.2 is amended and restated in its entirety so as to read as follows:

"3.2 Borrower shall pay to Lender a facility fee payable on the Closing Date in the amount of 1% of the Maximum Credit Facility and on the anniversary of such date in each succeeding year, in the amount of 0.75% of the Maximum Credit Facility."

Except as hereinabove specifically set forth, all of the terms and conditions of the Financing Agreement shall remain in full force and effect and shall continue unmodified.

Very truly yours,

ROSENTHAL & ROSENTHAL, INC.

By:

David Bobby, Vice President

ZOOM TELEPHONICS, INC.

By: Frank Manning President and CEO